Exhibit 10.11
No.
Individual Entrusted Loan Agreement
Bank of Communications Co., Ltd.

No.
Individual Entrusted Loan Agreement

Important
     Party A and Party B are requested to read the Agreement in full and with care, and in particular, the provisions marked with ▲ ▲. Party C should be consulted promptly if any doubt arises.
Borrower (hereinafter referred to as “Party A”): CNED Hengshui Zhongcheng Wanyuan Home Co., Ltd.
Legal representative (Person in Charge): Lin Jincheng
Legal address: Room 1207, 1988 Yongxing West Road, Hengshui City
Mailing Address: Room 1207, 1988 Yongxing West Road , Hengshui City
Document type: Business License ID Number: 131100000025280
Postal Code: 053000 Contact Tel:
Principal (hereinafter referred to as “Party B”): SouFun Media Technology (Beijing) Co., Ltd.
Legal representative (Person in Charge): Mo Tianquan
Legal address: Room 202, 2/F, South District Service Building 14, 46 Zhongguancun South Street Beijing, Haidian District

Mailing Address: Room 202, 2/F, South District Service Building 14, 46 Zhongguancun South Street, Haidian District, Beijing
Lender (namely the trustee, hereinafter referred to as “Party C”): Bank of Communications Co., Ltd. Beijing Gongzhufen Branch
Person in charge: Hua Tianxue
Mailing Address: A14 Fuxing Road, Haidian District, Beijing
     Whereas Party B and Party C have entered into the General Entrusted Loan Agreement No. 1191815, upon the application of Party A, Party B has agreed and has entrusted Party C to extend the loan to Party A. This Agreement has been specially formulated to clarify the rights and obligations of all Parties, after a consensus was reached through consultation..
     Article 1 Details of the Loan
     1.1 Loan Amount: RMB FIFTY MILLION ONLY (uppercase).
     1.2 Purpose of Loan : Working capital
     1.3 Tenure: From 5 November 2009 To 5 May 2010.
     Article 2 Interest rate and the calculation and payment of interest
     2.1 The interest rate applicable to the contract shall be:
     ☐√ RMB fixed interest rate. The interest rate for the entire contract period shall be effected at 10% (annual);
     ☐ RMB floating rate. The interest rate shall be           .

     2.2 Monthly interest rate = annual interest rate/12 and daily interest rate = monthly interest rate/30. Party A and Party B may, under the premise of complying with laws and regulations as well as with the interest rate policy of the People’s Bank of China, adjust the interest rate upon mutual consultation, and notify Party C in writing, three (3) bank working days in advance. Upon receiving the Notice of Interest Rate Adjustment for the Bank of Communication Entrusted Loan jointly issued by Party A and Party B, Party C shall apply the adjusted interest rate with effect from the date specified in the Notice.
     2.3 Formula for calculating Loan interest rate: Normal interest rate = Interest rate stipulated in the Agreement × Loan amount × number of days applicable. Number of days applicable shall be calculated from the date the loan is disbursed to the date of maturity.
     2.4 The interest on the loan under the Agreement shall be settled based on Method (2), and the principal and interest shall be paid in full when the loan is due. The Interest Settlement Date shall be the Interest Payment Date:
     (1) Monthly Interest Settlement, Party C shall accrue the interest on the 20th day of each month when payment from Party A becomes due.
     (2) Quarterly Interest Settlement, Party C shall accrue the interest on the 20th day of the last month of each quarter when payment from Party A becomes due.
     Article 3 Issuance and Repayment of the Loan
     3.1 Withdrawal by Party A shall be conducted in accordance with the loan disbursement plan as listed below, and with the relevant procedures completed at least three (3) bank working days in advance.
     Loan Disbursement Date                    Amount Disbursed

          Day      Month           Year;                     (Amount in Uppercase)
          Day      Month           Year;                     (Amount in Uppercase)
          Day      Month           Year;                     (Amount in Uppercase)
          Day      Month           Year;                     (Amount in Uppercase)
     3.2 Party C shall have the right to refuse the disbursement of loan proceeds until all the following conditions are fulfilled:
     (1) Party B’s balance in the entrusted fund deposit account set up by Party C shall not be less than the loan amount;
     (2) Party C has received Party B’s Bank of Communications Notice of Authorization for the Disbursement of Loan for the Entrusted Loan;
     (3) The security contract under the Agreement (if any) shall have come into effect and remains effective. In the event that a security contract is also a mortgage contract and/or pledge contract, the secured interest shall already have been established and shall remain in force.
     3.3 The actual amount of loan proceeds disbursed and the loan disbursement date shall adhere to that stated in the “Loan Certificate”.
     3.4 Party A shall carry out loan repayments promptly in accordance with the due date as provided in Article 1.3 and with the repayment schedule as listed below. Should the due date as stated in the “Loan Certificate” differ from that in the Agreement, that which is recorded in the “Loan Certificate” shall prevail.
          Due Date Repayment Amount
          Day      Month           Year;                     (Amount in Uppercase)
          Day      Month           Year;                     (Amount in Uppercase)

          Day      Month           Year;                     (Amount in Uppercase)
          Day      Month           Year;                     (Amount in Uppercase)
     3.5 Party A shall repay the principal and interest to Party B through Party C, and authorize Party C to deduct the corresponding amount from the account it has set up with Party C for the repayment of principal and interest.
     3.6 Party A may repay a portion or all of the loan in advance, with written consent from Party B. Party C shall handle the procedures for advance repayment in accordance with the “Bank of Communications Notice of Advance Repayment for the Entrusted Loan” as issued by Party B.
     Article 4 Handling fees for the Entrusted Loan
     4.1 Party B shall pay the handling fees incurred for the Entrusted Loan to Party C in accordance with the provisions of the Agreement. With authorization from Party B, the handling fees for Entrusted Loan shall be directly deducted by Party C from the interest payments to Party B made by Party A, or be deducted from the entrusted fund deposit account set up by Party B with Party C.
     4.2 The fees for the Entrusted Loan shall be collected in accordance with Method (1) listed below:
     (1) Collection at regular intervals. The collection period shall be the same as the interest settlement period for the loan as provided in Article 2.4 of the Agreement. The handling fees shall be collected at each interest payment date.
     The handling fees of the Entrusted Loan shall be at a monthly rate of 0.07‰. Daily rate = monthly rate/30. Daily handling fee of the Entrusted Loan = Entrusted Loan balance of the day ×

daily fee rate. The handling fee of the Entrusted Loan of each period shall be the summation of the daily handling fees of the entrusted loan during that period.
     Under the Agreement, the handling fee of any Entrusted Loan for the final period shall be deducted and collected on the day the loan is due to be repaid.
     (2) One-time collection. In the event that the loan is disbursed in stages as specified in the Agreement, the handling fees of the Entrusted Loan shall be calculated and collected at each stage of the disbursement. The collection date for the handling fees of the Entrusted Loan shall be determined based on Method 1 as listed below:
     1, As of the Loan Disbursement Date;
     2. The date agreed between Party B and Party C      . and shall not be any later than the due date of the Entrusted Loan as stipulated in the Agreement, regardless of the situation, .
     The handling fees of the entrusted loan shall be at a monthly rate of      %. Daily rate = monthly rate/30. Handling fee of the Entrusted Loan = Loan disbursement amount x rate of fee as stipulated in the Agreement x number of days the loan was applied as stipulated in the Agreement.
     4.3 In the case of overdue loans, Party C shall continue to calculate and collect the handling fees of the Entrusted Loan until Party A makes a full repayment of the loan principal and interest in accordance with the provisions of the Agreement .
     The handling fees of the Entrusted Loan shall be paid in full when full repayment of the loan is made in advance. For loans that are repaid in advance, Party C shall not return the handling fees of the Entrusted Loan it has already calculated and collected.
     Article 5 Extension of loan term

     Should Party A decide to apply for an extension of the term of the loan, a Bank of Communications Application for the Extension of the Term of the Entrusted Loan shall be submitted to Party B within 15 days prior to the due date of the loan. Party C shall carry out term extension procedures in accordance with the Bank of Communications Application for the Extension of the Term of the Entrusted Loan as approved by Party B. Party B shall be solely liable for losses incurred as a result of the extension of the term of the loan.
     Article 6 Party A’s Statement and Guarantee
     6.1 Party A, duly established, and legally existing in accordance with the law, possesses all necessary legal capacity, and is able to take upon itself, the performance of the obligations and civil duties as stipulated in the Agreement.
     6.2 The signing and performance of the Agreement are the sincerest intentions of Party A. All necessary consent, approval and authorization have been given, and no legal blemishes are present with respect to Party A.
     6.3 All documentation, reports, materials and information that Party A has provided to Party B and Party C in the course of signing and performing the Agreement, are true, complete, accurate and valid. No information has been concealed from Party B and Party C that may affect its financial condition and loan repayment ability.
     6.3 During the signing of the contract, Party A was neither a shareholder, nor an “actual controlling party” as defined under the Company Law, of the guarantor, and has no plans to become a shareholder or an actual controlling party of the guarantor.
     Article 7 Party A’s obligations

     7.1 Party A shall repay the loan principal and pay the interest in accordance with the time and amount stipulated in the Agreement.
     7.2 Party A shall not use the loan under the Agreement for other purposes.
     7.3 Party A shall undertake to pay the costs incurred under the Agreement, including but not limited to, such items as notary fees, appraisal fees, assessment fees, and registration fees.
     7.4 Party A shall adhere to the relevant business systems and operational practices of Party C as well as the loan arrangement operations, including but not limited to, cooperating with Party B and Party C to monitor and inspect the usage of the loan, and to promptly provide all financial reports, other materials and information requested by Party B and Party C, and to guarantee that all documents, materials and information are true, complete and accurate.
     7.5 Should Party A encounter any of the events listed below, Party B and Party C shall be notified in writing, at least 30 days in advance. Party A shall not take any action prior to the full repayment of the loan principal and interest or prior to providing a loan repayment plan and guarantee approved by Party B:
     (1) Disposal of all or most of its assets or significant assets by means of sale, gifting, leasing, transfer, mortgage, pledging or other methods;
     (2) Occurrence or likely occurrence of major changes to the operating system or property rights constitution, including but not limited to, the implementation of contracting, leasing, joint venture, corporate restructuring, stock cooperative system reform, corporate sale, combination (merger), joint funding (cooperative), separation, the establishment of subsidiaries, equity transfer, capital reduction and so on.

     7.6 Party A shall notify Party B and Party C in writing, within seven (7) days of the occurrence or likely occurrence of the events listed below:
     (1) Modifying the constitution, changing business registration matters such as the name of the enterprise, the legal representative (person-in-charge), residence, mailing address or scope of operations, making such decisions that shall have a significant impact on its finances and personnel.
     (2) Party A or the guarantor, plans to file for bankruptcy or where an application for bankruptcy may or already have been filed by creditors.
     (3) Involvement in material litigation, arbitration, administrative measures, or where property preservation or other mandatory measures have been undertaken as regards its main assets or collateral under the Agreement.
     (4) Provision of guarantees to third parties, resulting in a material adverse impact on its operational situation, financial situation or its ability to perform its obligations under the Agreement.
     (5) Signing of contracts which have a significant impact on its operational and financial situation;
     (6) Party A or the guarantor halts production, ceases business, dissolves, halts operations for consolidation purposes, has its business license revoked or suspended;
     (7) Party A, legal representative (person-in-charge) or key management personnel of Party A are involved in illegal activities or violate the applicable rules of the Exchange;
     (8) Serious operational difficulties, deterioration of financial situation, or the occurrence of other events that negatively impact the operational or financial situation of Party A, or its repayment ability or economic situation.

     (9) Party A becomes or may become the guarantor’s shareholder or “actual controlling party” as defined in the Company Law prior to the full repayment of the loan.
     7.7 Should guarantees under the Agreement experience changes that would negatively impact liabilities, Party A shall promptly provide other guarantees approved by Party B in accordance with the request of Party B or Party C.
     “Changes” in this provision refers to but is not limited to: guarantor consolidation, separation, halting of production, cessation of business, dissolution, suspension of business for consolidation purposes, suspension of business license, filing or being filed for bankruptcy; the guarantor’s operational or financial situation experienced material changes; the guarantor is involved in material litigation, arbitration, administrative measures, or where property preservation or other mandatory measures have been undertaken as regards its main assets; the loss or possible loss of value of the collateral or where mandatory measures such as property preservation have been taken as regards the collateral; the guarantor or its legal representative (person-in-charge) or key management personnel are involved in illegal activities or violate the applicable rules of the Exchange; where the guarantor is an individual, goes missing or is deceased (declared dead); the guarantor has breached the contract under the provisions of the security contract; the guarantor enters into a dispute with Party A; the guarantor requests the dissolution of the security contract; the security contract has yet to come into effect or is invalid or has been revoked; the secured interest has not been established or is invalid; or other such matters that affect the security of Party B’s creditor rights.
     Article 8 Other stipulated matters

     Article 9 Loans Due in Advance
     Should any of the events listed below occur, Party B or Party C has the right to withhold loan proceeds yet to be disbursed, and may declare unilaterally that the principal of the loan proceeds disbursed under the Agreement to be fully or partially due in advance, and request that Party A repay the entire loan principal and interest due. When Party B exercises the rights within this article, the matter shall be handled by Party C. Party C shall carry out the corresponding measures in accordance with the written notice from Party B:
     (1) Party A’s statements and guarantees under Article 6 are untrue;
     (2) Party A has violated the provisions of the Agreement;
     (3) On the actual occurrence of any event as stated in Article 7.6 which requires notification where Party B believes that the security of its creditor rights would be affected.
     Article 10 Breach of Contract
     10.1 Should Party A not repay the loan principal or pay interest in full as scheduled, or use the loan for purposes other than those stipulated in the Agreement, Party C shall calculate and collect interest based on the interest rate for the overdue period or the penalty interest rate for the misappropriation of the loan proceeds. The penalty interest rates for overdue loans shall be the interest rate stipulated in the Agreement raised by 50%, while the penalty interest rate for the misappropriation of loan proceeds shall be the interest rate stipulated in the Agreement raised by 100%.
     10.2 Should Party A not repay the loan principal or pay interest in full as scheduled, it shall assume the costs Party B and Party C incurred so as to realize their creditor rights,

including but not limited to, reminder fees, litigation costs (or arbitration fees), security fees, advertising fees, implementation fees, legal fees, travel and other related costs.
     10.3 Should Party A avoid the supervision of Party C, be in arrears as regards loan principal and interest, evade repayment of default debt in malice, or engage in other such activities, Party B and Party C shall have the right to report such conduct to the relevant authorities, and make public announcements to the news media.
     Article 11 Dispute resolution
     Under the Agreement, disputes shall be filed in the court which has jurisdiction over where Party C is domiciled. During the dispute, the Parties shall continue to fulfil the provisions not under dispute.
     Article 12 Other provisions
     12.1 Under the Agreement, the Loan Certificate and relevant documents and information confirmed by the three Parties are integral parts to this agreement.
     12.2 The Agreement shall take effect upon the signature of by all parties concerned. Signature, where the party concerned is a privately owned business refers to the signature of the said privately owned business (a privately owned business with an official seal should affix the seal simultaneously). Where the party concerned is a legal person or another organization, signature refers to the signature (or the affixing of the official seal) of its legal representative (person-in-charge) or authorized representative together with the affixing of the official seal (Party C may also affix the official seal of the entity).
     12.3 The Agreement shall have four copies, with the three signatory Parties and the guarantor each holding one copy.

     Party A and Party B has read the above terms. Party C has provided the corresponding explanation in accordance with the requests made by Party A and Party B. Party A and Party B hold no objections to the entire content.

Party A (Official seal)	Party B (Official seal)

Legal representative (Person-in-charge)	Legal representative (Person-in-charge)
or authorized representative	or authorized representative
(Signature or affix seal)	(Signature or affix seal)

Signed: 5 November 2009	Signed: 5 November 2009

Party C (Seal of the entity)
Person-in-charge or Authorized Representative
(Signature or affix seal)

Signed: 5 November 2009